UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.

(Exact name of registrants as specified in their charters)

Delaware Texas	001-15843 333-48279	13-3989167 74-1282680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number, including area code: (713) 335-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On February 15, 2005, Universal Compression, Inc. (“UCI”), a wholly owned subsidiary of Universal Compression Holdings, Inc. (the “Company”), terminated its high yield lease facility pursuant to the termination of that certain Equipment Lease Agreement dated as of February 9, 2001 by and between BRL Universal Equipment 2001 A, L.P. (“BRL”), as lessor, and UCI, as lessee (as amended, modified or supplemented, the “Lease”).  In conjunction with the termination of the Lease, on February 15, 2005, BRL and BRL Universal Equipment Corp (collectively, the “Issuers”) redeemed the outstanding $440 million principal amount of 8 7/8% Senior Secured Notes due 2008 (the “Notes”) in accordance with the terms of the Indenture dated as of February 9, 2001 (as amended, modified or supplemented, the “Indenture”).  As of February 15, 2005, all agreements relating to the high yield lease facility were terminated, including without limitation, (i) the Lease, (ii) the Indenture, (iii) that certain First Amended and Restated Participation Agreement dated as of October 15, 2001, among UCI, as lessee, the Company, as guarantor, BRL, as lessor, the financial institutions listed on the signature pages as Tranche B Lenders, The Bank of New York, as Indenture Trustee for the Tranche A Noteholders, and Deutsche Bank Trust Company Americas (“Deutsche”), as Administrative Agent and Collateral Agent, and (iv) that certain Tranche B Loan Agreement dated February 9, 2001 (the “Tranche B Loan Agreement”), among BRL, as borrower, and Deutsche, as Administrative Agent and Collateral Agent for the Tranche B Lenders.

On February 15, 2005, UCI acquired all of the gas compression equipment subject to the Lease for approximately $561.3 million, which consisted of the redemption of the Notes, a $19.6 million premium on such redemption, the repayment of the Tranche B Notes issued pursuant to the Tranche B Loan Agreement, and a final lease payment under the Lease.

BRL Universal Compression Funding I 2002, L.P., an affiliate of BRL, stills acts as lessor under the asset backed securitization lease facility to UCO Compression 2002 LLC, a wholly owned subsidiary of the Company.  In addition, The Bank of New York, the Indenture Trustee for the Notes remains the Indenture Trustee for UCI’s 7 ¼% Senior Notes due 2010 pursuant to the Indenture dated May 27, 2003, by and between UCI, as Issuer, and The Bank of New York, as Indenture Trustee.

Item 2.01  Completion of Acquisition and Disposition of Assets.

Information contained in Item 1.02 of this Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: February 22, 2005
	By:	/s/ J. MICHAEL ANDERSON
J. Michael Anderson
Senior Vice President and Chief Financial Officer